UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 1, 2004
Date of report (Date of earliest event reported)

The Taiwan Fund, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	811-04893	042942862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Franklin Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(800) 426-5523
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
SIGNATURES

Item 7.01. Regulation FD Disclosure.

     Pursuant to Regulation FD Rules 100-103, The Taiwan Fund, Inc. (the “Fund”) furnishes the November 2004 Monthly Review of the Fund’s performance by the Fund’s investment adviser.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 19, 2005

By:	/s/ Adelina Louie
	Name:	Adelina Louie
	Title:	Secretary and Treasurer

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THE TAIWAN FUND, INC. REVIEW

November 2004

HSBC Asset Management (Taiwan) Limited
24/F No. 99, Tunhwa S. Rd., Sec. 2	Tel: (8862) 2325-7888
Taipei 106, Taiwan	Fax: (8862) 2706-5371

Portfolio Review

Market overview and portfolio performance
In November, the Taiwan Stock Exchange Index (the “TAIEX”) advanced 2.99% in U.S. dollar terms, reversing a 0.7% drop in October on NT dollar appreciation and foreign investors buying ahead of the Morgan Stanley Capital International’s (“MSCI”) re-weighting of the Taiwan market. The MSCI re-weighting took effect on November 30, 2004. Foreign investors, local mutual funds and proprietary traders together were net purchasers of US$3.55 billion for the month. On the sector performance level, textile was the best performing sector, gaining 7.71% month-over-month in anticipation of increasing orders resulting from the lifting of imported textile quotas in the U.S. market at the beginning of 2005. The cement and steel sectors also did well, with respective month-over-month gains of 6.26% and 5.97%, while transportation rose 5.74% month-over-month on weakening crude oil prices and surging Baltic Dry Index (which is the measure of the shipments of dry bulk commodities). In spite of disappointing third quarter corporate earnings results, weak outlook guidance for the fourth quarter of 2004 and the full year of 2005 and NT dollar appreciation against the U.S. dollar, the technology sector gained 4.08% for the month of November driven by investors increasing interests in large market capitalization technology shares ahead of MSCI’s re-weighting of Taiwan. The automobile sector was the worst performing sector, dropping 1.14% month-over-month on profit taking after months of strong performance, while the banking sector was flat. In terms of the market’s daily turnover, it declined 15.1% month-over-month to US$2.10 billion. In November, The Taiwan Fund, Inc. (the “Fund”) outperformed the TAIEX by 2.7%. In terms of sectors, our overweighting in telecom operator shares brought a positive contribution to the Fund’s performance, while our underweighting in the Thin Film Transistor-Liquid Crystal Display (“TFT-LCD”) and overweighting in Integrated Circuit (“IC”) design shares resulted in negative contributions to the Fund’s performance.

Market outlook and portfolio strategy
For the early part of December, we believe the market focus will be on the Legislative Yuan election scheduled for December 11, and the market will remain range bound. In terms of corporate earnings outlook, we believe there could be more downside risks to the current forecasts both for 4Q04 result and 2005. We expect to see potential earnings downgrades for the export-driven sectors for two reasons. First, NT dollar appreciation against the U.S. dollar would hurt Taiwanese corporate earnings, particularly for export-driven and downstream technology companies. Second, a weaker 2005 macro-economic outlook may soften end-market demand. Coupled with slower global growth, overcapacity in several global sectors, such as foundry, TFT-LCD and shipping could further hurt corporate earnings. Another critical issue would be slower-than-expected inventory digestion. Upon slower-than-expected sales of consumer electronic products during the Christmas season, more order cut backs could be seen, which would also have a negative affect on profitability. In terms of sectors, we anticipate holding a neutral weighting in technology shares for the rest of 2004 and into 2005. We believe that strong market liquidity, undemanding valuations and potential increasing foreign fund inflows based on NT dollar appreciation against the U.S. dollar could result in the TAIEX continuing a consolidation trading range before heading into the Chinese New Year in February 2005. However, we anticipate steady growth for domestic demand sectors to persist in 2005 and, thus, to draw investor interests for certain sectors, particularly in the banking sector. In addition, technology shares with stable earnings growth in 2005 and attractive valuations should also attract investor interests, in our view. Therefore, our strategy remains unchanged and we will continue to add domestic-related shares and reduce cyclical growth sectors in the coming few weeks. We will also continue to search for quality small-cap stocks with growth potential to add to the Fund’s portfolio.

Total Fund Sector Allocation

As of 11/30/04	% of	% of
	Total Fund	TAIEX
Finance	18.80	19.15
Semiconductor	14.00	18.24
Telecommunications	13.70	8.36
PC & Peripherals	13.40	13.94
Electronics	10.50	10.21
Plastics	9.10	9.31
Iron & Steel	5.40	3.15
Retail	3.70	0.82
Others & Miscellaneous	2.30	6.53
Automobiles, Tires & Accessories	2.00	1.84
Shipping	1.50	2.42
Chemicals	0.80	1.36
Electrical Equipment	0.00	1.76
Textiles & Apparel	0.00	1.34
Cement	0.00	0.76
Wire & Cable	0.00	0.81
Total	95.20	100.00
Cash	4.80
Tech	51.60	52.44
Non-Tech	29.60	28.41
Financial	18.80	19.15
Total Net Assets: US$221.81 Million

Top 10 Holdings of Total Fund Portfolio

As of 11/30/04	% of Total Portfolio
Chunghwa Telecom Co. Ltd.	8.60
Asustek Computer, Inc.	6.09
China Steel Corp.	5.45
Taiwan Semiconductor Manufacturing Co.	4.82
Hon Hai Precision Industry Co. Ltd.	4.77
Mega Financial Holding Co.	4.45
Chinatrust Financial Holding Co. Ltd.	4.41
Cathay Financial Holding Co. Ltd.	4.38
President Chain Store Corp.	3.65
Formosa Chemicals & Fibre Corp.	3.56
Total	50.18
NAV: US$13.55 Price US$12.44
No. of Shares: 16.3 Million	Discount: -8.19%

Returns in US$ (%)*

	The Taiwan Fund, Inc.	Taiwan Stock Exchange Index
One Month	5.69	2.99
Fiscal Year to Date**	6.03	3.90
One Year	5.20	4.08
Three Years	6.88	10.93
Five years	-8.09	-6.32
Ten Years	-1.62	-3.15
Since Inception	9.54	10.53

*Returns for the Fund are historical total returns that reflect changes in net asset value per share during each period and assume that dividends and capital gains, if any, were reinvested. Returns for the TAIEX are not total returns and reflect only changes in share price but do not assume that cash dividends, if any, were reinvested, and thus are not strictly comparable to the Fund returns. Past performance is not indicative of future results of the Fund. Returns are annualized, except for periods of less than one year which are not annualized.

** The Fund’s fiscal year commences on September 1.

Premium/Discount of TWN

Market Data

	As of 10/29/04	As of 11/30/04
TAIEX	5705.93	5844.76
% change in NTD terms	-2.39	2.43
% change in USD terms	-0.71	2.99
NTD Daily avg. trading volume (In Billions)	82.63	70.17
USD Daily avg. trading volume (In Billions)	2.47	2.11
NTD Market Capitalization (In Billions)	13195.56	13301.87
USD Market Capitalization (In Billions)	395.02	400.36
FX Rate: (NT$/US$)	33.405	33.225

Disclaimer:	This report is based on information believed by us to be reliable. No representation is made that it is accurate or complete. The figures in the report are unaudited. This report is not an offer to buy or sell or a solicitation of an offer to buy or sell any securities mentioned.

The daily NAV of the Fund is available from Lipper and CDA Weisenberger, or you may obtain it by calling toll free (800) 636-9242.

Lead Fund Manager: Victor Shih
Deputy Fund Manager: Sally Chang